Exhibit 99.1
                                                                    ------------
                       HERLEY REPORTS 1ST QUARTER RESULTS

                     REVENUES INCREASED 19% to $33.6 MILLION
                         FREE CASH FLOW WAS $5.6 MILLION
                      EARNINGS PER DILUTED SHARE WAS $0.24

Lancaster, PA. December 9, 2004. Herley Industries, Inc. (Nasdaq:HRLY) today reported results for the first quarter ended October 31, 2004. Select financial results for the first quarter are as follows:

     o  Net sales increased $5.3 million to $33.6 million
     o  Cash provided by operations was $7.7 million
     o  Capital expenditures were $2.0 million
     o  Net income was $3.6 million, 10.6% of revenues
     o  Book to Bill was .96:1 for the first quarter, 1.01:1 for last 12 months

John Kelley, President said, "Although our results for the quarter were mixed, we did make good progress, both domestically and at our U.K. facility, on several of the engineering issues that impacted gross margins in the quarter."

Kelley continued, "We are pleased with the Company's free cash flow in the quarter. Generating healthy cash flow has been an area of emphasis for us and we expect to continue to see the positive results of our actions in fiscal 2005."

Net sales for the thirteen weeks ended October 31, 2004 were approximately $33.6 million, as compared to $28.3 million in the thirteen weeks ended November 2, 2003, an increase of $5.3 million (19%). Net sales at two recent acquisitions, CTI and RSS, accounted for an increase of approximately $3.5 million, or 66% of the increase for the quarter. Herley also experienced an approximate $3.1 million increase in net sales at its other US operations due to:

     o The start up of shipments of certain RF power amplifier products that had been in development last year, and

     o    Shipments  of  certain  microwave  frequency   modulation   components
          principally used in electronic warfare simulation systems.

These increases in sales in the first quarter were offset by a decrease in revenues recognized by EWST, Herle's UK subsidiary, due to changes in contract estimates at that operation versus contract estimates in the first quarter of fiscal 2004.

The gross profit margin in the thirteen weeks ended October 31, 2004 was 32.3% compared to 37.7% in the first quarter of fiscal 2004, a decline of 5.4%. The decrease in gross profit is primarily attributable to:

     o Decreases of gross margins at EWST, principally due to changes in contract estimates at that operation versus contract estimates in the first quarter of fiscal 2004;

     o A decline of gross margins at one US operation due to lower shipments and higher labor costs attributable to the start up of a major electronic warfare upgrade program for the US Navy's EA 6B fleet aircraft, offset by

     o An improvement of gross margins at another US operation due to the increase in volume attributable to start up of shipments of certain RF power amplifier products, and shipments of certain microwave frequency modulation components referred to above.

Selling and administrative expenses for the thirteen weeks ended October 31, 2004 were 17.4% of net sales as compared to 16.9% in the first quarter of fiscal 2004. Almost all of the net increase in expenses of $1 million was attributable to the addition of selling and administrative expenses in connection with the acquisitions of CTI and RSS.

Operating income for the first quarter was $5.0 million or 15% of net sales, as compared to $5.9 million or 21% of net sales in 2004. The decrease in operating income is primarily attributable to the decline in gross margin percentage (for the reasons outlined above) and the 0.6% increase in selling and administrative costs as a percentage of sales, offset by the beneficial impact of the $5.3 million increase in revenue for the quarter.

Herley will host a conference call on Friday, December 10, 2004 at 9:00 A.M. Eastern Time to discuss this news. To join the conference call dial 1 (888) 425-4188, referencing Conference ID # 2617609. A taped replay of the call will be available through December 17, 2004. To listen to the replay dial: 1 (800) 642 1687 (U.S.) or 1 (706) 645-9291 (International), and Conference ID # 2617609. In addition, the conference call will be broadcast live over the Internet through PR Newswire at

http://phx.corporate-ir.net/playerlink.zhtml?c=111170&s=wm&e=979990.

To listen to the live call on the Internet, go to the web site 15 minutes early to register, download and install any necessary audio software.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven manufacturing locations and approximately 830 employees. Additional information about the company can be found on the Internet at www.herley.com.


For information at Herley contact:
Peg Guzzetti                                         Tel:  (717) 735-8117
Investor Relations                                         www.herley.com

--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, and general economic conditions.
--------------------------------------------------------------------------------

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (In thousands except per share data)

                                                        Thirteen weeks ended
                                                        --------------------
                                                    October 31,     November 2,
                                                        2004           2003
                                                    -----------     -----------

Net sales                                            $ 33,590        $ 28,267
                                                      -------         -------
Cost and expenses:
       Cost of products sold                           22,731          17,625
       Selling and administrative expenses              5,855           4,780
                                                      -------         -------
                                                       28,586          22,405
                                                      -------         -------
       Operating Income                                 5,004           5,862
                                                      -------         -------
Other income (expense), net
       Investment income                                  224             176
       Interest expense                                   (79)            (87)
       Foreign exchange (loss)                           --              (173)
                                                      -------         -------
                                                          145             (84)
                                                      -------         -------
       Income before income taxes                       5,149           5,778
Provision for income taxes                              1,596           1,837
                                                      -------         -------
       Net income                                    $  3,553        $  3,941
                                                      =======         =======

Earnings per common share - Basic                    $  .25          $  .28
                                                        ===             ===
       Basic weighted average shares                   14,252          14,013
                                                       ======          ======

Earnings per common share - Diluted                  $  .24          $  .27
                                                        ===             ===
       Diluted weighted average shares                 14,936          14,782
                                                       ======          ======

                                   HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS
                                       (In thousands, except share data)

                                                                         October 31,            August 1,
                                                                            2004                   2004
                                                                         -----------            ---------
                                                                         (Unaudited)
                           ASSETS
Current Assets:
         Cash and cash equivalents                                         $  67,884            $  66,181
         Trade accounts receivable                                            20,809               24,664
         Costs incurred and income recognized in excess
            of billings on uncompleted contracts                              14,035               14,210
         Other receivables                                                       840                  576
         Inventories, net of allowance of $4,081
            in fiscal 2005 and $3,937 in 2004                                 45,885               44,909
         Deferred taxes and other                                              4,054                3,579
                                                                             -------              -------
                                  Total Current Assets                       153,507              154,119

Property, Plant and Equipment, net                                            27,055               25,968
Goodwill                                                                      38,859               35,165
Intangibles, net of accumulated amortization of $847
         in fiscal 2005 and $752 in 2004                                       4,463                4,555
Available-For-Sale Securities                                                    147                  147
Other Investments                                                                113                  117
Other Assets                                                                     846                  900
                                                                             -------              -------
                                                                           $ 224,990            $ 220,971
                                                                             =======              =======
         LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
         Current portion of long-term debt                                 $     812            $     804
         Accounts payable and accrued expenses                                16,999               16,934
         Billings in excess of costs incurred and
             income recognized on uncompleted contracts                          679                1,303
         Income taxes payable                                                  3,132                2,091
         Reserve for contract losses                                             960                  954
         Reserve for warranty costs                                              581                  580
         Advance payments on contracts                                           949                1,180
                                                                             -------              -------
                                  Total Current Liabilities                   24,112               23,846
Long-term Debt                                                                 5,159                5,845
Other Long-term Liabilities                                                      993                  932
Deferred Income Taxes                                                          4,833                4,848
                                                                             -------              -------
                                                                              35,097               35,471
                                                                             -------              -------
Commitments and Contingencies
Shareholders' Equity:
         Common stock, $.10 par value; authorized
           20,000,000 shares; issued and outstanding
           14,285,107 in fiscal 2005 and 14,220,508 in 2004                    1,429                1,422
         Additional paid-in capital                                          108,423              107,671
         Retained earnings                                                    78,704               75,151
         Accumulated other comprehensive income                                1,337                1,256
                                                                             -------              -------
                                  Total Shareholders' Equity                 189,893              185,500
                                                                             -------              -------
                                                                           $ 224,990            $ 220,971
                                                                             =======              =======


                              HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                           (In thousands)

                                                                           Thirteen weeks ended
                                                                           --------------------
                                                                      October 31,         November 2,
                                                                         2004                2003
                                                                      ----------          -----------
Cash flows from operating activities:
       Net income                                                     $  3,553            $  3,941
                                                                        ------              ------
       Adjustments to reconcile net income to
          net cash provided by operations:
            Depreciation and amortization                                1,149                 966
            Foreign exchange loss                                         --                   173
            Equity in income of limited partnership                         (6)               --
            Changes in operating assets and liabilities:
                 Decrease in accounts receivable                         4,126               2,274
                 Decrease (increase) in costs incurred and income
                    recognized in excess of billings on
                    uncompleted contracts                                  175              (5,429)
                 (Increase) decrease in other receivables                 (265)                 92
                 (Increase) in inventories                                (766)             (1,735)
                 (Increase) in prepaid expenses and other                 (473)               (243)
                 (Decrease) in accounts payable
                   and accrued expenses                                    (60)               (327)
                 (Decrease) increase in billings in excess of
                   costs incurred and income recognized
                   on uncompleted contracts                               (624)              1,294
                 Increase in income taxes payable                        1,241                 877
                 (Decrease) increase in reserve for contract losses       (327)                241
                 (Decrease) in advance payments on contracts              (231)               (271)
                 Other, net                                                166                 232
                                                                        ------              ------
                      Total adjustments                                  4,105              (1,856)
                                                                        ------              ------
            Net cash provided by operating activities                    7,658               2,085
                                                                        ------              ------
Cash flows from investing activities:
       Acquisition of businesses, net of cash acquired                  (3,753)               --
       Partial distribution from limited partnership                        10                  20
       Capital expenditures                                             (2,044)             (1,187)
                                                                        ------              ------
            Net cash used in investing activities                       (5,787)             (1,167)
                                                                        ------              ------
Cash flows from financing activities:
       Proceeds from exercise of stock options                             559                 718
       Payments of long-term debt                                         (727)               (621)
                                                                        ------              ------
            Net cash (used in) provided by  financing activities          (168)                 97
                                                                        ------              ------
            Net increase in cash and cash equivalents                    1,703               1,015
Cash and cash equivalents at beginning of period                        66,181              81,523
                                                                        ------              ------
Cash and cash equivalents at end of period                            $ 67,884            $ 82,538
                                                                        ======              ======
